Exhibit 99.1

Aastrom Biosciences Domino’s Farms, Lobby K 24 Frank Lloyd Wright Drive Ann Arbor, MI 48105 T 734 418–4400 F 734 665–0485 www.aastrom.com

Aastrom Announces Appointment of Gerard Michel as Chief Financial Officer and Vice President, Corporate Development

Accomplished industry veteran brings extensive history of successful corporate development, fundraising and capital management to Aastrom

ANN ARBOR, Mich., June 4, 2014 (GLOBE NEWSWIRE) – Aastrom Biosciences, Inc. (Nasdaq: ASTM), the leading developer of patient-specific expanded cellular therapies for the treatment of severe diseases and conditions, today announced the appointment of Gerard Michel, MS, MBA, as chief financial officer and vice president, corporate development.

Mr. Michel was formerly chief financial officer and vice president, corporate development of Biodel, where he oversaw strategic development, fundraising and capital structure management, marketing efforts, investor management, and financial reporting and internal controls.

Prior to his role at Biodel, Mr. Michel served as chief financial officer and vice president of corporate development of NPS Pharmaceuticals, where he led the first syndicated royalty monetization, the structure of which has been widely copied and used to create new sources of capital for biotechnology companies.

“With his considerable experience in business development, raising capital and executing successful financial transactions, Gerard significantly strengthens our senior team in finance, investor relations and corporate development,” said Nick Colangelo, president and chief executive officer of Aastrom. “Gerard has successfully led many efforts to secure top-tier financing and has raised hundreds of millions of dollars throughout his career. He also brings extensive experience in corporate management and in positioning company assets for advantageous licensing and partnering opportunities. We look forward to having his insights and expertise as we focus on advancing Aastrom’s business strategy in the years ahead.”

About Aastrom Biosciences

Aastrom Biosciences is the leader in developing patient-specific expanded cellular therapies for use in the treatment of patients with severe diseases and conditions.  Aastrom markets three autologous cell therapy products in the United States and European Union for the treatment of cartilage repair and skin replacement, and is developing ixmyelocel-T, a patient-specific multicellular therapy for the treatment of advanced heart failure due to ischemic dilated cardiomyopathy.  For more information, please visit Aastrom’s website at www.aastrom.com.

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This document contains forward-looking statements, including, without limitation, statements concerning clinical trial plans and progress, objectives and expectations, clinical activity timing, intended product development, anticipated milestones, potential advantages of our product candidates and the commercial success of our products, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “potential,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with the clinical trial and product development activities, regulatory approval requirements, competitive developments, product commercialization and the availability of resources and the allocation of resources among different potential uses.  These and other significant factors are discussed in greater detail in Aastrom’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission (“SEC”) on March 13, 2014, Quarterly Reports on Form 10-Q and other filings with the SEC. These forward-looking statements reflect management’s current views and Aastrom does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

CONTACT:                     Media contact:

David Salisbury

Berry & Company

dsalisbury@berrypr.com

(212) 253-8881

Investor contact:

Chad Rubin

The Trout Group

crubin@troutgroup.com

(646) 378-2947